Exhibit 99.1

PAINCARE HOLDINGS TO SUBMIT PLAN OF COMPLIANCE TO AMERICAN STOCK EXCHANGE

Orlando, FL – (PR NEWSWIRE) – April 5, 2006 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today announced that in response to a letter received from the American Stock Exchange (“the AMEX”) on April 3, 2006 regarding the delay in filing its Form 10-K for the year ended December 31, 2005, the Company will submit a plan of compliance advising the AMEX of actions it has taken or will take to return to compliance with continued listing standards in accordance with Section 134 and 1001 of the AMEX Company Guide.

As previously announced, PainCare expects to report to shareholders its year end financial results for 2005 on or before April 30, 2006 and will file its current and restated financial statements with the U.S. Securities and Exchange Commission shortly thereafter.

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices and ambulatory surgery centers, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders.

Through its majority-owned subsidiary, Amphora, the Company is also engaged in providing advanced Intraoperative Monitoring (IOM) and interpretation services to hospitals and surgeons; and through its wholly-owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services.

For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: Any financial implications associated with recent financial accounting treatment changes ;any charges or expenses or other actions as a result of class action litigations against the Company; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT: Dodi Handy, Elite Financial Communications Group, LLC at 407.585.1080 or via email at prz@efcg.net